UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2018

Bare Metal Standard, Inc.
(Exact name of Registrant as specified in its charter)

Idaho	000-55018	47-5572388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3604 S. Banner Street, Boise, ID 83709
(Address of principal executive offices, including zip code)

(208) 898-9379
(Registrant's telephone number, including area code)

_________________________________________________ ___
(Former Name or former address if changed from last report.)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 10, 2018, the Board of Directors determined that our management agreement under which we manage franchise agreements originated by Taylor Brothers Holdings should have been accounted for as a business combination rather than as a management agreement.  This will result in our combining Taylor Brothers Holdings as a predecessor of Bare Metal Standard, Inc.  This accounting treatment will be applied to the October 31, 2017 annual financial statements to be included in our Form 10-K for the fiscal year ended October 31, 2017.  Authorized officers of the Corporation discussed this matter with the Corporation’s registered public accounting firm.

We will also need to restate the financial statements included in our Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2017 and July 31, 2017 to apply combination accounting treatment.

Due to this issue, the Corporation's board of directors concluded that our financial statements included in its Quarterly Reports on Form 10-Q for the periods ended April 30, 2017 and July 31, 2017 should not be relied upon.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BARE METAL STANDARD INC.

By:	/s/James Bedal

Title:	CEO/Director

Dated: April 13, 2018